United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K ON FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2021 (August 2, 2021)

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

On August 2, 2021, Communications Systems, Inc. (“CSI” or the “Company”) filed a Current Report on Form 8-K dated August 1, 2021 reporting that on August 2, 2021 CSI and Lantronix, Inc. (“Lantronix”) completed the sale by CSI to Lantronix of all of the issued and outstanding stock of CSI’s wholly owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly owned subsidiary, Transition Networks Europe Limited, pursuant to the securities purchase agreement dated April 28, 2021 (“E&S Sale Transaction”).

The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A to file the unaudited pro forma condensed consolidated financial information related to E&S Sale Transaction required by Item 2.01 and Item 9.01(b) of Form 8-K.

Attached hereto as Exhibit 99.1 is the following pro forma financial information: (i) description of pro forma presentation; (ii) unaudited pro forma condensed consolidated balance sheet as of March 31, 2021; (iii) unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2021 and March 31, 2020 and for the years ended December 31, 2020 and 2019; and (iv) notes to unaudited pro forma condensed consolidated financial statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Communications Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark D. Fandrich
Chief Financial Officer

Date: August 6, 2021

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